As filed with the Securities and Exchange Commission on April 13, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CATERPILLAR INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-0602744

(State of Incorporation)	(IRS Employer Identification No.)
100 NE Adams Street Peoria, Illinois 61629
(Address of Principal Executive Offices)

     Caterpillar 401(k) Plan
(Full Title of the Plan)

James B. Buda
Vice President, Secretary and General Counsel
Caterpillar Inc.
100 NE Adams Street
Peoria, IL 61629-7310
(309) 675-4429
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock par value 1.00	50,000,000 shares(1)	$ 75.3550(2)	$3,767,750,000	$403,149.25

(1)  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Caterpillar 401(k) Plan (the “Plan”). In addition, this Registration Statement covers an indeterminate amount of additional securities that may be issued under the Plan pursuant to the anti-dilution provisions of the Plan.

(2)  Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of a share of Caterpillar Inc. Common Stock, as reported on the New York Stock Exchange - Composite Transactions System on April 7, 2006.

 Part I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 50,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Caterpillar 401(k) Plan, as amended (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registrant and the Plan hereby incorporate by reference the contents of the previous Registration Statement filed by the Registrant and the Plan on Form S-8, as amended by Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-111355).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, and the State of Illinois.

CATERPILLAR INC. (Registrant)
April 13, 2006	By:	/s/James B. Buda

James B. Buda, Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

April 13, 2006	/s/James W. Ownes	Chairman of the Board, Director and Chief Executive Officer

(James W. Owens)
April 13, 2006	/s/ Stu L. Levenick	Group President

(Stu L. Levenick)
April 13, 2006	/s/.Douglas R. Oberhelman	Group President

(Douglas R. Oberhelman)
April 13, 2006	/s/Gerald L. Shaheen	Group President

(Gerald L. Shaheen)
April 13, 2006	/s/Gerard R. Vittecoq	Group President

(Gerard R. Vittecoq)
April 13, 2006	/s/Steven H. Wunning	Group President

(Steven H. Wunning)
April 13, 2006	/s/David B. Burritt	Vice President and Chief Financial Officer

(David B. Burritt)
April 13, 2006	/s/Bradley M. Halverson	Controller and Chief Accounting Officer

(Bradley M. Halverson)

April 13, 2006	/s/W. Frank Blount	Director

(W. Frank Blount)
April 13, 2006	/s/John R. Brazil	Director

(John R. Brazil)
April 13, 2006	/s/John T. Dillon	Director

(John T. Dillon)
April 13, 2006	/s/Eugene V. Fife	Director

(Eugene V. Fife)
April 13, 2006	/s/Gail D. Fosler	Director

(Gail D. Fosler)
April 13, 2006	/s/Juan Gallardo	Director

(Juan Gallardo)
April 13, 2006	/s/David R. Goode	Director

(David R. Goode)
April 13, 2006	/s/Peter A. Magowan	Director

(Peter A. Magowan)
April 13, 2006	/s/William A. Osborn	Director

(William A. Osborn)
April 13, 2006	/s/Gordon R. Parker	Director

(Gordon R. Parker)
April 13, 2006	/s/Charles D. Powell	Director

(Charles D. Powell)
April 13, 2006	/s/Edward B. Rust, Jr.	Director

(Edward B. Rust, Jr.)
April 13, 2006	/s/Joshua I. Smith	Director

(Joshua I Smith)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Peoria, the State of Illinois.

CATERPILLAR 401(k) PLAN
April 13, 2006	By:	/s/S. C. Banwart

S. C. Banwart Plan Administrator

Exhibit Index

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP